Exhibit 15
Acknowledgment of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors of L3Harris Technologies, Inc.:
We are aware of the incorporation by reference of our report dated July 30, 2026, relating to the unaudited condensed consolidated interim financial statements of L3Harris Technologies, Inc. that is included in its Form 10-Q for the quarter ended July 3, 2026, in the following Registration Statements of L3Harris Technologies, Inc.:

Form S-3	No. 333-293429	L3Harris Technologies, Inc. Debt Securities, Preferred Stock, Common Stock, Depositary Shares and Warrants
Form S-8	No. 333-279040	L3Harris Technologies, Inc. 2024 Equity Incentive Plan
Form S-8	No. 333-268794	L3Harris Technologies, Inc. Retirement Savings Plan
Form S-8	No. 333-222821	Harris Corporation Retirement Plan
Form S-8	No. 333-192735	Harris Corporation Retirement Plan
Form S-8	No. 333-163647	Harris Corporation Retirement Plan
Form S-8	No. 333-75114	Harris Corporation Retirement Plan
Form S-8	No. 333-207774	L3Harris Technologies, Inc. 2015 Equity Incentive Plan

/s/ Ernst & Young LLP
Orlando, Florida
July 30, 2026